Exhibit 23.2
CAWLEY, GILLESPIE & ASSOCIATES, INC.
    PETROLEUM CONSULTANTS
6500 RIVER PLACE BLVD, SUITE 3-200    306 WEST SEVENTH STREET, SUITE 302    1000 LOUISIANA STREET, SUITE 1900
AUSTIN, TEXAS 78730-1111    FORT WORTH, TEXAS 76102-4987    HOUSTON, TEXAS 77002-5008
512-249-7000    817- 336-2461    713-651-9944
    www.cgaus.com

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS
We consent to the incorporation by reference in the registration statement (File No. 333-269107) on Form S-8 and the registration statement (File No. 333-269228) on Form S-3 of Sitio Royalties Corp. (the “Company”) of our report for the Company and the references to our firm and said report, in the context in which they appear, in this Annual Report on Form 10-K of the Company for the year ended December 31, 2024 (this “Form 10-K”), which report is included as an exhibit to this Form 10-K.

CAWLEY, GILLESPIE & ASSOCIATES, INC.
Texas Registered Engineering Firm F-693

J. Zane Meekins, P. E.
Executive Vice President
Fort Worth, Texas
February 26, 2025